EXHIBIT 99.1

W. R. Berkley Corporation	NEWS
475 Steamboat Road	RELEASE
Greenwich, Connecticut 06830
(203) 629-3000

FOR IMMEDIATE RELEASE	CONTACT:	Karen A. Horvath
Vice President - External
Financial Communications
(203)-629-3000
W. R. BERKLEY CORPORATION REPORTS SECOND QUARTER RESULTS
NET INCOME UP 15% TO $191 MILLION
     Greenwich, CT, July 23, 2007 — W. R. Berkley Corporation (NYSE: BER) today reported net income for the second quarter of 2007 of $191 million, or 93 cents per share, a 15% increase from $165 million, or 82 cents per share, for the second quarter of 2006. Net operating income for the second quarter of 2007 increased 13% to $187 million, or 92 cents per share, compared with $166 million, or 82 cents per share, for the corresponding quarter of 2006. Net operating income is a non-GAAP financial measure defined by the Company as net income excluding realized investment gains and losses.
Summary Financial Data
(Amounts in thousands, except per share data)

	Second Quarter		Six Months
	2007	2006	2007	2006
Gross premiums written	$1,265,679	$1,341,347	$2,649,041	$2,752,182
Net premiums written	1,136,764	1,217,985	2,391,536	2,496,516

Net income	190,633	165,452	379,059	327,154
Net income per diluted share	0.93	0.82	1.86	1.62

Net operating income	187,216	165,986	370,846	325,935
Net operating income per diluted share	0.92	0.82	1.82	1.61

W. R. Berkley Corporation	Page 2
Second quarter highlights included:
•	Return on equity was 22.9% on an annualized basis.

•	GAAP combined ratio was 87.9%.

•	Net investment income grew 16% to $169 million.

•	Paid loss ratio was 42%.
     Commenting on the Company’s activities, William R. Berkley, chairman and chief executive officer, said: “We’ve completed another excellent quarter. Our underwriting results continue to be strong. The strength of our balance sheet is outstanding and our assets have not been adversely impacted by the various uncertainties in the current environment.
     “Investment income increased as a result of our growing asset base and higher interest rates. While we have a significant portfolio of mortgage backed securities, they contain virtually no sub-prime element. Our direct real estate participation continues to perform well as has our portfolio of equity investments. There are a significant number of capital gains embedded in our portfolio that should become realized over the next several years.
     “The insurance pricing environment is continuing its downward trend with modest acceleration. On average, year over year prices were down approximately five percent for the quarter. While it takes five quarters for these prices to be fully reflected in our financial statements, it is very likely that over time our underwriting profitability will decline. There are still some attractive opportunities but they are fewer and harder to find.
     “We continue to manage our capital and expect to deliver an after tax return in excess of twenty percent again this year. We believe that our Company has the ability to deliver outstanding returns for our shareholders throughout the cycle,” Mr. Berkley concluded.

W. R. Berkley Corporation	Page 3
Webcast Conference Call
     The Company will hold its quarterly conference call with analysts and investors to discuss its earnings and other information on Tuesday, July 24, 2007 at 9:00 a.m. eastern time. The conference call will be webcast live on the Company’s website at www.wrberkley.com. A recording of the call will be available on the Company’s website approximately two hours after the end of the conference call.
About W. R. Berkley Corporation
     Founded in 1967, W. R. Berkley Corporation is an insurance holding company that is among the largest commercial lines writers in the United States and operates in five segments of the property casualty insurance business: specialty insurance, regional property casualty insurance, alternative markets, reinsurance and international.
Forward Looking Information
     This is a “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein, including statements related to our outlook for the industry and for our performance for the year 2007 and beyond, are based upon the Company’s historical performance and on current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. They are subject to various risks and uncertainties, including but not limited to, the cyclical nature of the property casualty industry, the long-tail and potentially volatile nature of the insurance and reinsurance business, product demand and pricing, claims development and the process of estimating reserves, the uncertain nature of damage theories and loss amounts, natural and man-made catastrophic losses, including as a result of terrorist activities, the impact of competition, the success of our new ventures or acquisitions and the availability of other opportunities, the availability of reinsurance, exposure as to coverage for terrorist acts, our retention under The Terrorism Risk Insurance Act of 2002, as amended (“TRIA”), and the potential expiration of TRIA, the ability of our reinsurers to pay reinsurance recoverables owed to us, investment risks, including those of our portfolio of fixed income securities and investments in equity securities, including merger arbitrage investments, exchange rate and political risks relating to our international operations, legislative and regulatory developments, including those related to alleged anti-competitive or other improper business practices in the insurance industry, changes in the ratings assigned to us by ratings agencies, the availability of dividends from our insurance company subsidiaries, our ability to successfully acquire and integrate companies and invest in new insurance ventures, our ability to attract and retain qualified employees, and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission. These risks could cause actual results of the industry or our actual results for the year 2007 and beyond to differ materially from those expressed in any forward-looking statement made by or on behalf of the Company. Any projections of growth in the Company’s net premiums written and management fees would not necessarily result in commensurate levels of underwriting and operating profits. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.
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W. R. Berkley Corporation	Page 4
Consolidated Financial Summary
(Amounts in thousands, except per share data)

	Second Quarter		Six Months
	2007	2006	2007	2006
Revenues:
Net premiums written	$1,136,764	$1,217,985	$2,391,536	$2,496,516
Change in unearned premiums	34,876	(31,305)	(64,963)	(163,459)

Premiums earned	1,171,640	1,186,680	2,326,573	2,333,057
Net investment income	168,943	145,067	334,364	276,564
Service fees	25,343	26,966	51,336	53,560
Realized investment gains (losses)	5,280	(673)	12,670	2,002
Other income	15,377	306	20,661	697

Total revenues	1,386,583	1,358,346	2,745,604	2,665,880

Expenses:
Losses and loss expenses	703,669	742,110	1,388,816	1,443,308
Other operating expenses	389,791	358,926	775,022	714,580
Interest expense	22,700	23,272	43,400	46,741

Total expenses	1,116,160	1,124,308	2,207,238	2,204,629

Income before income taxes and minority interest	270,423	234,038	538,366	461,251

Income tax expense	(79,376)	(67,883)	(158,511)	(132,806)
Minority interest	(414)	(703)	(796)	(1,291)

Net income	$190,633	$165,452	$379,059	$327,154

Net income per share:
Basic	$0.98	$0.86	$1.96	$1.70

Diluted	$0.93	$0.82	$1.86	$1.62

Average shares outstanding:
Basic	194,345	192,337	193,775	192,041
Diluted	203,922	202,450	203,930	202,450

W. R. Berkley Corporation	Page 5
Operating Results by Segment
(Amounts in thousands, except ratios (1))

	Second Quarter		Six Months
	2007	2006	2007	2006
Specialty:
Gross premiums written	$480,674	$521,825	$938,526	$996,126
Net premiums written	452,610	496,017	886,585	943,580
Premiums earned	442,110	443,212	885,565	861,457
Pre-tax income	136,843	112,732	264,555	219,218
Loss ratio	55.7%	60.7%	56.9%	60.3%
Expense ratio	26.4%	25.0%	26.2%	25.2%
GAAP combined ratio	82.1%	85.7%	83.1%	85.5%

Regional (2):
Gross premiums written	$371,879	$372,481	$749,297	$737,147
Net premiums written	330,057	322,910	655,430	634,291
Premiums earned	309,812	299,613	614,179	589,575
Pre-tax income	51,903	43,930	107,224	98,560
Loss ratio	60.1%	62.0%	59.3%	59.4%
Expense ratio	31.0%	30.2%	31.0%	30.6%
GAAP combined ratio	91.1%	92.2%	90.3%	90.0%

Alternative Markets:
Gross premiums written	$123,906	$123,843	$404,334	$397,291
Net premiums written	100,808	102,709	351,331	341,131
Premiums earned	159,266	162,028	321,930	324,769
Pre-tax income	63,592	74,520	131,310	141,642
Loss ratio	57.2%	51.8%	56.7%	53.6%
Expense ratio	24.2%	23.1%	23.4%	22.2%
GAAP combined ratio	81.4%	74.9%	80.1%	75.8%

Reinsurance:
Gross premiums written	$210,053	$258,628	$415,235	$505,661
Net premiums written	190,705	242,957	381,566	478,766
Premiums earned	196,986	226,307	382,264	451,549
Pre-tax income	45,892	34,037	92,299	64,096
Loss ratio	70.2%	74.5%	67.5%	73.6%
Expense ratio	26.9%	25.1%	29.5%	26.3%
GAAP combined ratio	97.1%	99.6%	97.0%	99.9%

International:
Gross premiums written	$79,167	$64,570	$141,649	$115,957
Net premiums written	62,584	53,392	116,624	98,748
Premiums earned	63,466	55,520	122,635	105,707
Pre-tax income	7,900	10,820	15,271	16,732
Loss ratio	65.8%	62.4%	65.5%	64.0%
Expense ratio	33.3%	30.1%	32.5%	31.7%
GAAP combined ratio	99.1%	92.5%	98.0%	95.7%
(Continued)

W. R. Berkley Corporation	Page 6
Operating Results by Segment (continued)
(Amounts in thousands, except ratios (1))

	Second Quarter		Six Months
	2007	2006	2007	2006
Corporate and Eliminations:
Realized investment gains (losses)	$5,280	$(673)	$12,670	$2,002
Interest and other, net	(40,987)	(41,328)	(84,963)	(80,999)
Pre-tax loss	(35,707)	(42,001)	(72,293)	(78,997)

Total:
Gross premiums written	$1,265,679	$1,341,347	$2,649,041	$2,752,182
Net premiums written	1,136,764	1,217,985	2,391,536	2,496,516
Premiums earned	1,171,640	1,186,680	2,326,573	2,333,057
Pre-tax income	270,423	234,038	538,366	461,251
Loss ratio	60.1%	62.5%	59.7%	61.9%
Expense ratio	27.8%	26.4%	28.0%	26.7%
GAAP combined ratio	87.9%	88.9%	87.7%	88.6%

(1)	Loss ratio is losses and loss expenses incurred expressed as a percentage of premiums earned. Expense ratio is underwriting expenses expressed as a percentage of premiums earned. Underwriting expenses do not include expenses related to insurance services or unallocated corporate expenses. For the international segment, the loss and expense ratios do not include life insurance business. GAAP combined ratio is the sum of the loss ratio and the expense ratio.

(2)	For the second quarters of 2007 and 2006, weather-related losses were $16 million and $20 million, respectively. For the first six months of 2007 and 2006, weather-related losses were $22 million and $25 million, respectively.

W. R. Berkley Corporation	Page 7
Selected Balance Sheet Information
(Amounts in thousands, except per share data)

	June 30,	December 31,
	2007	2006
Net invested assets (1)	$12,656,927	$12,012,298
Total assets	16,626,837	15,656,489
Reserves for losses and loss expenses	8,207,877	7,784,269
Senior notes and other debt	1,121,653	869,l87
Junior subordinated debentures	242,056	241,953
Stockholders’ equity (2)	3,571,177	3,335,159
Shares outstanding	192,876	192,772
Stockholders’ equity per share	18.52	17.30

(1)	Net invested assets include investments, cash investments and cash equivalents, trading accounts receivable from brokers and clearing organizations, trading account securities sold but not yet purchased and unsettled purchases.

(2)	Stockholders’ equity includes after-tax unrealized gains from investments and currency translation adjustments of $46 million and $126 million as of June 30, 2007 and December 31, 2006, respectively.

W. R. Berkley Corporation	Page 8
Supplemental Information
(Amounts in thousands)

	Second Quarter		Six Months
	2007	2006	2007	2006
Reconciliation of net operating income to net income:

Net operating income (1)	$187,216	$165,986	$370,846	$325,935
Realized investment gains (losses), net of taxes	3,417	(534)	8,213	1,219

Net income	$190,633	$165,452	$379,059	$327,154

Return on equity:

Net Income (2)	22.9%	25.8%	22.7%	25.5%

Net operating income (2)	22.5%	25.9%	22.2%	25.4%

Cash flow:

Cash flow from operations before cash transfers to/from trading account (3)	$279,993	$341,364	$637,214	$777,530

Trading account transfers	—	(25,000)	—	(225,000)

Cash flow from operations	$279,993	$316,364	$637,214	$552,530

(1)	Net operating income is a non-GAAP financial measure defined by the Company as net income excluding realized investment gains and losses. Management believes that excluding realized investment gains and losses, which result primarily from changes in general economic conditions, provides a useful indicator of trends in the Company’s underlying operations.

(2)	Return on equity represents net income and net operating income expressed on an annualized basis as a percentage of beginning of year stockholders’ equity.

(3)	Cash flow before trading account transfers is a non-GAAP financial measure that excludes cash contributions to and withdrawals from the arbitrage trading account. Management believes that cash transfers to and withdrawals from the arbitrage trading account are the result of changes in investment allocations and that excluding such transfers provides a useful measure of the Company’s cash flow. Reclassifications have been made to the 2006 cash flow amounts to conform with the presentation in 2007.